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                                   AGREEMENT

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Option Care, Inc. ("Company") and Cathy Bellehumeur ("Employee") agree as follows:

          1. If Employee's employment is terminated by the Company for any reason, including without limitation a Change of Control (as hereafter defined), or for no reason, then the Company shall pay Employee the Severance Payment (as hereafter defined) in the manner described herein; provided, however, that the Severance Payment shall not be due Employee if Employee is terminated for Cause (as hereafter defined).

          2. "Cause" shall mean that a majority of the Company's Board of Directors shall have determined that Employee:

               (i) willfully and continually failed to substantially perform her duties with Company (other than a failure resulting for Employee's incapacity due to illness, physical or mental disability or other incapacity) and such failure continues for 30 days after written notice from the Board reasonably detailing the failure;

               (ii) has been convicted of a felony;

               (iii) engaged in conduct constituting willful malfeasance in connection with her employment which is materially and demonstrably injurious to the Company and its subsidiaries as a whole. No act or failure to act on Employee's part shall be considered willful unless she acted or failed to act with an absence of good faith and reasonable belief that her actions or inactions were in the best interests of the Company.

          3. "Change of Control" shall mean:

               (i) the approval by the shareholders of the Company of any merger, pooling, consolidation or recapitalization of the Company (or any subsidiary of the Company if the capital stock of the Company is affected), or any sale, lease or other transfer (in one transaction or a service of transactions contemplated by any party as a single plan) of all or substantially all of the assets of the Company; or

               (ii) any plan or proposal for liquidation or dissolution of the Company; or

               (iii) any person other than John N. Kapoor shall be or become the beneficial owner, directly or indirectly, of securities of the Company representing in the aggregate 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of all then outstanding voting securities of the Company.
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          4. "Severance Payment" shall mean an amount equal to:

               (i) 100% of Employee's annual base salary plus annual car allowance, determined in each case using the highest rate paid Employee during the course of her employment by Company, plus;

               (ii) any accrued but unpaid bonus, salary, car allowance, vacation and sick pay. The Severance Payment shall be paid in a lump sum within 10 days of termination or in equal installments, not less frequently than bi-monthly, with the first installment due within 5 days following termination.

               For a period of one year following a termination of Employee by Company, the Company shall provide Employee at Company's expense with employee benefits substantially similar to those which Employee was receiving or was entitled to receive immediately prior to termination.

          5. Any termination of Employee other than for Cause, or the reduction of Employee's base salary or the removal of Employee from any office or position in the Company other than for Cause, following the commencement of any discussion with a third person that results in a Change in Control shall be deemed a termination of Employee's employment due to a Change of Control.

          6. Employee shall be entitled to the Severance Payment hereunder and a termination of Employee by Company shall be deemed to have occurred, if, following a Change of Control:

               (i) Employee is not maintained in the office or position of or with the Company, to that office or position which Employee held immediately prior to the Change in Control;

               (ii) a significant adverse change occurs in the nature or scope of the authority, power, reporting, authority, function, responsibilities or duties attached to the position which Employee held immediately prior to the Change in Control;

               (iii) a reduction occurs in Employee's annual base salary and or bonus opportunity; or

               (iv) the principal office of the Company or Employee's principal work location is changed to a location more than 25 miles from its location immediately prior to the Change in Control.

          7. Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amount payable Employee hereunder and such amount shall not be reduced whether or not Employee obtains other employment.
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          8. All rights, covenants and agreements of the Company set forth herein shall be binding upon and inure to the benefit of its Company's respective successors and assigns.

          9. In consideration of this Agreement, Employee will give Company at least 45 days notice of her intent to terminate her employement with the Company.

          This Agreement has been signed by Employee and the duly authorized representative of the Company on November 12, 1997.

                                                     OPTION CARE, INC.

                                       By:
                                          ------------------------------------
                                      Title:
                                          ------------------------------------
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Cathy Bellehumeur